UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 30, 2021

comScore, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33520	54-1955550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
11950 Democracy Drive
Suite 600
Reston, Virginia 20190
(Address of principal executive offices, including zip code)
(703) 438–2000
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SCOR	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 30, 2021, Charles Fisher notified comScore, Inc. (the "Company") of his resignation from the Board of Directors of the Company (the "Board"), effective immediately. Mr. Fisher's resignation was in connection with his upcoming departure from an affiliate of Charter Communications Holding Company, LLC ("Charter"), which had designated him as a director pursuant to the Stockholders Agreement, dated March 10, 2021, between the Company, Charter and the other purchasers of the Company's Series B Convertible Preferred Stock (the "SHA").
Also on March 30, 2021, pursuant to the SHA, Charter designated Pierre-Andre Liduena to replace Mr. Fisher as a member of the Board. Effective as of April 5, 2021, pursuant to the SHA and as approved by the Board, Mr. Liduena was appointed to serve as a Class III director with a term expiring at the 2022 annual meeting of stockholders of the Company. Mr. Liduena was appointed to serve as chair of the Board’s Finance and Acquisitions Committee and as a member of the Audit Committee and the Nominating and Governance Committee.
Mr. Liduena will earn cash retainers for Board service and service on certain Board committees in accordance with the Company's standard director compensation program, as described in the Company’s definitive proxy statement for its 2020 annual meeting of stockholders, filed with the U.S. Securities and Exchange Commission on May 29, 2020. In addition, pursuant to the Company's standard director compensation program, Mr. Liduena will receive a restricted stock unit grant valued at $62,500 (prorated for partial service during the 2020-2021 Board term), which will vest on the earliest of the Company's 2021 annual meeting of stockholders, June 30, 2021 or a change in control of the Company, with vested units to be deferred and delivered in shares of Common Stock upon the earlier of his separation from service or a change in control of the Company.
In connection with his appointment, Mr. Liduena has entered into the Company’s standard indemnification agreement for directors and executive officers. The indemnification agreement generally requires the Company to indemnify directors to the fullest extent permitted by law.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

comScore, Inc.

By:	/s/ Gregory A. Fink
Gregory A. Fink
Chief Financial Officer and Treasurer
Date: April 5, 2021
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